CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated April 17, 2001 (and to all references to our Firm) included in or made a part of this registration statement.



/s/ Arthur Andersen LLP


Hartford, Connecticut
April 30, 2001